As filed with the Securities and Exchange Commission on September 30, 2014

Registration No. 333-198770

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE
AMENDMENT NO. 2
TO
FORM S-11
REGISTRATION STATEMENT
FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

Bluerock Residential Growth REIT, Inc.

(Exact name of registrant as specified in governing instruments)

712 Fifth Avenue
9th Floor
New York, New York 10019
(212) 843-1601

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

R. Ramin Kamfar
Bluerock Residential Growth REIT, Inc.
712 Fifth Avenue
9th Floor
New York, New York 10019
(877) 826-2583

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Richard P. Cunningham, Jr., Esq. Kathryn A. Lawrence, Esq. Kaplan Voekler Cunningham & Frank, PLC 1401 East Cary Street Richmond, Virginia 23229 Telephone: (804) 823-4000 Facsimile: (804) 823-4099	Lori B. Morgan, Esq. Sehrish Siddiqui, Esq. Bass, Berry & Sims PLC 150 Third Avenue South, Suite 2800 Nashville, TN 37201 Telephone: (615) 742-6280 Facsimile: (615) 742-2780

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effectiveness of the registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 2 (this “Amendment”) to the Registration Statement on Form S-11 (Registration No. 333-198770) (the “Registration Statement”) is being filed as an exhibit-only filing to file Exhibits 1.1, 4.35 and 21.1, which have not been previously filed. Accordingly, this Amendment consists only of the facing page, this explanatory note, the signature page to the Registration Statement, the exhibit index, and the filed Exhibits 1.1, 4.35 and 21.1. The prospectus and Part II of the Registration Statement are unchanged and have therefore been omitted.

SIGNATURE PAGE

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 30th day of September, 2014.

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

/s/ R. Ramin Kamfar

By: R. Ramin Kamfar,
        Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Form S-11 registration statement has been signed by the following persons in the following capacities on September 30, 2014.

Signature	Title	Date
/s/ R. Ramin Kamfar R. Ramin Kamfar	Chief Executive Officer, President (Principal Executive Officer) and Chairman of the Board of Directors	September 30, 2014
/s/ Christopher J. Vohs Christopher J. Vohs	Chief Accounting Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	September 30, 2014
/s/ Gary T. Kachadurian* Gary T. Kachadurian	Director	September 30, 2014
/s/ Brian D. Bailey* Brian D. Bailey	Director	September 30, 2014
/s/ I. Bobby Majumder* I. Bobby Majumder	Director	September 30, 2014
/s/ Romano Tio* Romano Tio	Director	September 30, 2014
*By: /s/ R. Ramin Kamfar R. Ramin Kamfar Attorney-in-fact

EXHIBIT INDEX

Effective February 22, 2013, Bluerock Enhanced Multifamily Trust, Inc. changed its name to Bluerock Multifamily Growth REIT, Inc. Effective November 19, 2013, Bluerock Multifamily Growth REIT, Inc. changed its name to Bluerock Residential Growth REIT, Inc. Effective February 27, 2013, Bluerock Enhanced Multifamily Advisor, LLC and Bluerock Enhanced Multifamily Holdings, L.P. changed their names to Bluerock Multifamily Advisor, LLC and Bluerock Multifamily Holdings, L.P., respectively. Effective November 19, 2013, Bluerock Multifamily Holdings, L.P. changed its name to Bluerock Residential Holdings, L.P. With respect to documents executed prior to the name change, the following Exhibit List refers to the entity names used prior to the name changes in order to accurately reflect the names of the entities that appear on such documents.

Exhibit Number	Description
1.1	Form of Underwriting Agreement by and among Wunderlich Securities, Inc., as representative of the several underwriters named in Schedule A attached thereto, Bluerock Residential Growth REIT, Inc., Bluerock Residential Holdings, L.P. and BRG Manager, LLC
3.1	Articles of Amendment and Restatement of the registrant, incorporated by reference to Exhibit 3.1 to Pre-Effective Amendment No. 5 to the registrant’s Registration Statement on Form S-11 (No. 333-153135)
3.2	Articles of Amendment of the registrant, incorporated by reference to Exhibit 3.3 to Pre-Effective Amendment No. 2 to the registrant’s Registration Statement on Form S-11 (No. 333-184006)
3.3	Second Articles of Amendment and Restatement of the registrant, incorporated by reference to Exhibit 3.3 to Pre-Effective Amendment No. 5 to the registrant’s Registration Statement on Form S-11 (No. 333-192610)
3.4	Amended and Restated Bylaws of the registrant, incorporated by reference to Exhibit 3.2 to Pre-Effective Amendment No. 5 to the registrant’s Registration Statement on Form S-11 (No. 333-153135)
3.5	Second Amended and Restated Bylaws of the registrant, incorporated by reference to Exhibit 3.5 to Pre-Effective Amendment No. 5 to the registrant’s Registration Statement on Form S-11 (No. 333-192610)
3.6	Articles of Amendment to the Second Articles of Amendment and Restatement of the registrant, dated March 26, 2014, incorporated by reference to Exhibit 3.6 to Pre-Effective Amendment No. 5 to the registrant’s Registration Statement on Form S-11 (No. 333-192610)
3.7	Articles of Amendment to the Second Articles of Amendment and Restatement of the registrant, dated March 26, 2014, incorporated by reference to Exhibit 3.7 to Pre-Effective Amendment No. 5 to the registrant’s Registration Statement on Form S-11 (No. 333-192610)
3.8	Articles of Amendment to the Second Articles of Amendment and Restatement of the registrant, dated March 31, 2014, incorporated by reference to Exhibit 3.3 to the registrant’s Current Report on Form 8-K filed April 1, 2014
3.9	Articles of Amendment to the Second Articles of Amendment and Restatement of the registrant, dated March 31, 2014, incorporated by reference to Exhibit 3.4 to the registrant’s Current Report on Form 8-K filed April 1, 2014
4.1	LTIP Unit Vesting Agreement, between and among the registrant, Bluerock Residential Holdings, L.P. and BRG Manager, LLC, dated April 2, 2014, incorporated by reference to Exhibit 4.1 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
4.2	Second Amended and Restated Agreement of Limited Partnership of Bluerock Residential Holdings, L.P., dated April 2, 2014, incorporated by reference to Exhibit 10.1 to the registrant’s Registration Statement on Form S-11 (No. 333-192610)

Exhibit Number	Description
4.3	Registration Rights Agreement by and among Bluerock Special Opportunity + Income Fund II, LLC, Bluerock Special Opportunity + Income Fund III, LLC, BR SOIF II Manager, LLC, BR SOIF III Manager, LLC and the registrant, dated April 2, 2014, incorporated by reference to Exhibit 10.11 to the registrant’s Current Report on Form 8-K filed on April 8, 2014
4.4	Registration Rights Agreement among BR-NPT Springing Entity, LLC, BR-North Park Towers, LLC and the registrant, dated April 2, 2014, incorporated by reference to Exhibit 10.12 to the registrant’s Current Report on Form 8-K filed on April 8, 2014
4.5	Tax Protection Agreement by and among the registrant, Bluerock Residential Holdings, L.P. and BR-NPT Springing Entity, LLC, dated April 2, 2014, incorporated by reference to Exhibit 10.13 to the registrant’s Current Report on Form 8-K filed on April 8, 2014
4.6	Lock-Up Agreement by Bluerock Multifamily Advisor, LLC in favor of Wunderlich Securities, Inc. as representative of the several underwriters identified therein, dated March 28, 2014, incorporated by reference to Exhibit 4.2 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
4.7	Lock-Up Agreement by Bluerock Property Management, LLC in favor of Wunderlich Securities, Inc. as representative of the several underwriters identified therein, dated March 28, 2014, incorporated by reference to Exhibit 4.3 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
4.8	Lock-Up Agreement by Bluerock Real Estate, L.L.C. in favor of Wunderlich Securities, Inc. as representative of the several underwriters identified therein, dated March 28, 2014, incorporated by reference to Exhibit 4.4 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
4.9	Lock-Up Agreement by Bluerock REIT Holdings, LLC in favor of Wunderlich Securities, Inc. as representative of the several underwriters identified therein, dated March 28, 2014, incorporated by reference to Exhibit 4.5 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
4.10	Lock-Up Agreement by the registrant in favor of Wunderlich Securities, Inc. as representative of the several underwriters identified therein, dated March 28, 2014, incorporated by reference to Exhibit 4.6 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
4.11	Lock-Up Agreement by Bluerock Residential Holdings, L.P. in favor of Wunderlich Securities, Inc. as representative of the several underwriters identified therein, dated March 28, 2014, incorporated by reference to Exhibit 4.7 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
4.12	Lock-Up Agreement by Bluerock Special Opportunity + Income Fund II, LLC in favor of Wunderlich Securities, Inc. as representative of the several underwriters identified therein, dated March 28, 2014, incorporated by reference to Exhibit 4.8 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
4.13	Lock-Up Agreement by Bluerock Special Opportunity + Income Fund III, LLC in favor of Wunderlich Securities, Inc. as representative of the several underwriters identified therein, dated March 28, 2014, incorporated by reference to Exhibit 4.9 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
4.14	Lock-Up Agreement by BR SOIF II Manager, LLC in favor of Wunderlich Securities, Inc. as representative of the several underwriters identified therein, dated March 28, 2014, incorporated by reference to Exhibit 4.10 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014

Exhibit Number	Description
4.15	Lock-Up Agreement by BR SOIF III Manager, LLC in favor of Wunderlich Securities, Inc. as representative of the several underwriters identified therein, dated March 28, 2014, incorporated by reference to Exhibit 4.11 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
4.16	Lock-Up Agreement by BRG Manager, LLC in favor of Wunderlich Securities, Inc. as representative of the several underwriters identified therein, dated March 28, 2014, incorporated by reference to Exhibit 4.12 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
4.17	Lock-Up Agreement by BR-NPT Springing Entity, LLC in favor of Wunderlich Securities, Inc. as representative of the several underwriters identified therein, dated March 28, 2014, incorporated by reference to Exhibit 4.13 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
4.18	Lock-Up Agreement by James G. Babb, III in favor of Wunderlich Securities, Inc. as representative of the several underwriters identified therein, dated March 28, 2014, incorporated by reference to Exhibit 4.14 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
4.19	Lock-Up Agreement by Brian D. Bailey in favor of Wunderlich Securities, Inc. as representative of the several underwriters identified therein, dated March 28, 2014, incorporated by reference to Exhibit 4.15 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
4.20	Lock-Up Agreement by Gary T. Kachadurian in favor of Wunderlich Securities, Inc. as representative of the several underwriters identified therein, dated March 28, 2014, incorporated by reference to Exhibit 4.16 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
4.21	Lock-Up Agreement by R. Ramin Kamfar in favor of Wunderlich Securities, Inc. as representative of the several underwriters identified therein, dated March 28, 2014, incorporated by reference to Exhibit 4.17 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
4.22	Lock-Up Agreement by Michael L. Konig in favor of Wunderlich Securities, Inc. as representative of the several underwriters identified therein, dated March 28, 2014, incorporated by reference to Exhibit 4.18 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
4.23	Lock-Up Agreement by Ryan S. MacDonald in favor of Wunderlich Securities, Inc. as representative of the several underwriters identified therein, dated March 28, 2014, incorporated by reference to Exhibit 4.19 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
4.24	Lock-Up Agreement by I. Bobby Majumder in favor of Wunderlich Securities, Inc. as representative of the several underwriters identified therein, dated March 28, 2014, incorporated by reference to Exhibit 4.20 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
4.25	Lock-Up Agreement by Jordan B. Ruddy in favor of Wunderlich Securities, Inc. as representative of the several underwriters identified therein, dated March 28, 2014, incorporated by reference to Exhibit 4.21 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
4.26	Lock-Up Agreement by Romano Tio in favor of Wunderlich Securities, Inc. as representative of the several underwriters identified therein, dated March 28, 201, incorporated by reference to Exhibit 4.22 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014

Exhibit Number	Description
4.27	Lock-Up Agreement by Christopher J. Vohs in favor of Wunderlich Securities, Inc. as representative of the several underwriters identified therein, dated March 28, 2014, incorporated by reference to Exhibit 4.23 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
4.28	Indemnification Agreement by and among the registrant, Bluerock Residential Holdings, L.P. and R. Ramin Kamfar, dated April 2, 2014, incorporated by reference to Exhibit 10.14 to the registrant’s Current Report on Form 8-K filed April 8, 2014
4.29	Indemnification Agreement by and among the registrant, Bluerock Residential Holdings, L.P. and Gary T. Kachadurian, dated April 2, 2014, incorporated by reference to Exhibit 10.15 to the registrant’s Current Report on Form 8-K filed April 8, 2014
4.30	Indemnification Agreement by and among the registrant, Bluerock Residential Holdings, L.P. and Michael L. Konig, dated April 2, 2014, incorporated by reference to Exhibit 10.16 to the registrant’s Current Report on Form 8-K filed April 8, 2014
4.31	Indemnification Agreement by and among the registrant, Bluerock Residential Holdings, L.P. and Christopher J. Vohs, dated April 2, 2014, incorporated by reference to Exhibit 10.17 to the registrant’s Current Report on Form 8-K filed April 8, 2014
4.32	Indemnification Agreement by and among the registrant, Bluerock Residential Holdings, L.P. and I. Bobby Majumder, dated April 2, 2014, incorporated by reference to Exhibit 10.18 to the registrant’s Current Report on Form 8-K filed April 8, 2014
4.33	Indemnification Agreement by and among the registrant, Bluerock Residential Holdings, L.P. and Brian D. Bailey, dated April 2, 2014, incorporated by reference to Exhibit 10.19 to the registrant’s Current Report on Form 8-K filed April 8, 2014
4.34	Indemnification Agreement by and among the registrant, Bluerock Residential Holdings, L.P. and Romano Tio, dated April 2, 2014, incorporated by reference to Exhibit 10.20 to the registrant’s Current Report on Form 8-K filed April 8, 2014
4.35	Form of Lock-Up Agreement
5.1**	Opinion of Venable LLP as to the legality of the securities being registered
8.1**	Opinion of Hunton & Williams LLP regarding certain federal income tax considerations
10.1	Management Agreement by and among registrant, Bluerock Residential Holdings, L.P. and BRG Manager, LLC, dated April 2, 2014, incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed on April 8, 2014
10.2	Third Amended and Restated Advisory Agreement between Bluerock Multifamily Advisor, LLC, Bluerock Multifamily Holdings, L.P. and the registrant dated February 27, 2013, incorporated by reference to Exhibit 10.2 to Pre-Effective Amendment No. 2 to the registrant’s Registration Statement on Form S-11 (No. 333-184006)
10.3	Letter Agreement between Bluerock Real Estate, L.L.C. and the registrant dated February 12, 2014, incorporated by reference to Exhibit 10.3 to Pre-Effective Amendment No. 2 to the registrant’s Registration Statement on Form S-11 (No. 333-192610)
10.4	Investment Allocation Agreement between Bluerock Real Estate, L.L.C., BRG Manager, LLC, and the registrant, dated April 2, 2014, incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed on April 8, 2014
10.5	Registrant’s 2014 Equity Incentive Plan for Individuals, incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on January 29, 2014
10.6	Registrant’s 2014 Equity Incentive Plan for Entities, incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed on January 29, 2014

Exhibit Number	Description
10.7	Bluerock Enhanced Multifamily Trust, Inc. Long Term Incentive Plan, incorporated by reference to Exhibit 10.3 to Pre-Effective Amendment No. 2 to the registrant’s Registration Statement on Form S-11 (No. 333-153135)
10.8	Bluerock Enhanced Multifamily Trust, Inc. Independent Directors Compensation Plan, incorporated by reference to Exhibit 10.6 to Pre-Effective Amendment No. 2 to the registrant’s Registration Statement on Form S-11 (No. 333-153135)
10.9	Limited Liability Company/Joint Venture Agreement of BR Springhouse Managing Member, LLC, dated as of December 3, 2009, incorporated by reference to Exhibit 10.7 to Post-Effective Amendment No. 1 to the registrant’s Registration Statement on Form S-11 (No. 333-153135)
10.10	Limited Liability Company/Joint Venture Agreement of BR Hawthorne Springhouse JV, LLC, dated as of December 3, 2009, incorporated by reference to Exhibit 10.8 to Post-Effective Amendment No. 1 to the registrant’s Registration Statement on Form S-11 (No. 333-153135)
10.11	Property Management Agreement by and between BR Springhouse, LLC and Hawthorne Residential Partners, LLC, dated as of December 3, 2009, incorporated by reference to Exhibit 10.9 to Post-Effective Amendment No. 1 to the registrant’s Registration Statement on Form S-11 (No. 333-153135)
10.12	Multifamily Deed of Trust, Assignment of Rents and Security Agreement by BR Springhouse, LLC for the benefit of CW Capital, LLC, dated December 3, 2009, incorporated by reference to Exhibit 10.10 to Post-Effective Amendment No. 1 to the registrant’s Registration Statement on Form S-11 (No. 333-153135)
10.13	Amended and Restated Limited Liability Company Agreement of BR Creekside Managing Member, LLC, dated as of March 31, 2010, incorporated by reference to Exhibit 10.1 to the registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2010
10.14	Amended and Restated Limited Liability Company Agreement of BR Hawthorne Creekside JV, LLC, dated as of March 31, 2010, incorporated by reference to Exhibit 10.2 to the registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2010
10.15	Property Management Agreement by and between BR Creekside, LLC and Hawthorne Residential Partners, LLC, dated as of March 31, 2010, incorporated by reference to Exhibit 10.3 to the registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2010
10.16	General Warranty Deed from the Reserve at Creekside Limited Partnership to BR Creekside LLC, incorporated by reference to Exhibit 10.17 to Post-Effective Amendment No. 3 to the registrant’s Registration Statement on Form S-11 (No. 333-153135)
10.17	Amended and Restated Limited Liability Company Agreement of BR Augusta JV Member, LLC, dated as of September 1, 2010, incorporated by reference to Exhibit 10.27 to Post-Effective Amendment No. 4 to the registrant’s Registration Statement on Form S-11 (No. 333-153135)
10.18	Limited Liability Company Agreement of BSF/BR Augusta JV, LLC, dated as of July 29, 2010, incorporated by reference to Exhibit 10.28 to Post-Effective Amendment No. 4 to the registrant’s Registration Statement on Form S-11 (No. 333-153135)
10.19	Multifamily Note by and between BSF/BR Augusta, LLC and CWCapital, LLC dated September 1, 2010, incorporated by reference to Exhibit 10.31 to Post-Effective Amendment No. 4 to the registrant’s Registration Statement on Form S-11 (No. 333-153135).
10.20	Property Management Agreement by and between BSF-St. Andrews, LLC and Hawthorne Residential Partners, LLC dated as of September 7, 2010, incorporated by reference to Exhibit 10.32 to Post-Effective Amendment No. 4 to the registrant’s Registration Statement on Form S-11 (No. 333-153135).

Exhibit Number	Description
10.21	Deed of Trust Note between BR Creekside, LLC and Walker & Dunlop, LLC, dated October 14, 2010, incorporated by reference to Exhibit 10.38 to the registrant’s Current Report on Form 8-K filed on October 20, 2010
10.22	Letter Agreement between Bluerock Real Estate, L.L.C. and the registrant, dated March 28, 2011, incorporated by reference to Exhibit 10.4 to the registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2011
10.23	Letter Agreement between Bluerock Real Estate, L.L.C. and the registrant dated March 13, 2012, incorporated by reference to Exhibit 10.51 to Post-Effective Amendment No. 10 to the registrant’s Registration Statement on Form S-11 (No. 333-153135)
10.24	First Amendment to Amended and Restated Limited Liability Company Agreement of BR Creekside Managing Member, LLC, dated as of June 27, 2012, incorporated by reference to Exhibit 10.53 to Post-Effective Amendment No. 11 to the registrant’s Registration Statement on Form S-11 (No. 333-153135)
10.25	First Amendment to Limited Liability Company Agreement of BR Springhouse Managing Member, LLC, dated as of June 27, 2012, incorporated by reference to Exhibit 10.54 to Post-Effective Amendment No. 11 to the registrant’s Registration Statement on Form S-11 (No. 333-153135)
10.26	Limited Liability Company Agreement of BR Enders Managing Member, LLC, dated as of October 2, 2012, incorporated by reference to Exhibit 10.59 to Post-Effective Amendment No. 12 to the registrant’s Registration Statement on Form S-11 (No. 333-153135)
10.27	Limited Liability Company Agreement of Waypoint Bluerock Enders JV, LLC, dated as of October 2, 2012, incorporated by reference to Exhibit 10.60 to Post-Effective Amendment No. 12 to the registrant’s Registration Statement on Form S-11 (No. 333-153135)
10.28	Amended and Restated Limited Liability Company Agreement of Waypoint Enders Owner, LLC, dated as of October 2, 2012, incorporated by reference to Exhibit 10.61 to Post-Effective Amendment No. 12 to the registrant’s Registration Statement on Form S-11 (No. 333-153135)
10.29	Multifamily Note — CME by and between Waypoint Enders Owner, LLC and Jones Lang LaSalle Operations, L.L.C., dated October 2, 2012, incorporated by reference to Exhibit 10.62 to Post-Effective Amendment No. 12 to the registrant’s Registration Statement on Form S-11 (No. 333-153135)
10.30	Multifamily Loan and Security Agreement — CME by and among Waypoint Enders Owner, LLC and Jones Lang LaSalle Operations, L.L.C., dated October 2, 2012, incorporated by reference to Exhibit 10.63 to Post-Effective Amendment No. 12 to the registrant’s Registration Statement on Form S-11 (No. 333-153135)
10.31	Backstop Agreement by and among Robert C. Rohdie, Waypoint Enders Investors, LP, Waypoint Enders GP, LLC and BR Enders Managing Member, LLC, dated October 2, 2012, incorporated by reference to Exhibit 10.64 to Post-Effective Amendment No. 12 to the registrant’s Registration Statement on Form S-11 (No. 333-153135)
10.32	Property Management Agreement by and among Waypoint Enders Owner, LLC and Bridge Real Estate Group, LLC d/b/a Waypoint Management, dated October 2, 2012, incorporated by reference to Exhibit 10.65 to Post-Effective Amendment No. 12 to the registrant’s Registration Statement on Form S-11 (No. 333-153135)
10.33	Asset Management Agreement by and among Waypoint Enders Owner, LLC and Waypoint Residential, LLC dated October 2, 2012, incorporated by reference to Exhibit 10.66 to Post-Effective Amendment No. 12 to the registrant’s Registration Statement on Form S-11 (No. 333-153135)

Exhibit Number	Description
10.34	Line of Credit and Security Agreement by and among Bluerock Enhanced Multifamily Trust, Inc., Bluerock Special Opportunity + Income Fund II, LLC and Bluerock Special Opportunity + Income Fund III, LLC, dated October 12, 2012, incorporated by reference to Exhibit 10.67 to Post-Effective Amendment No. 12 to the registrant’s Registration Statement on Form S-11 (No. 333-153135)
10.35	Promissory Note by and between Bluerock Enhanced Multifamily Trust, Inc., Bluerock Special Opportunity + Income Fund II, LLC and Bluerock Special Opportunity + Income Fund III, LLC, dated October 2, 2012, incorporated by reference to Exhibit 10.68 to Post-Effective Amendment No. 12 to the registrant’s Registration Statement on Form S-11 (No. 333-153135)
10.36	Construction Loan Agreement by and among Fifth Third Bank and 23Hundred, LLC, dated as of October 18, 2012, incorporated by reference to Exhibit 10.69 to Post-Effective Amendment No. 14 to the registrant’s Registration Statement on Form S-11 (No. 333-153135)
10.37	First Amendment to Construction Loan Agreement by and among Fifth Third Bank and 23Hundred, LLC, dated as of November 20, 2012, incorporated by reference to Exhibit 10.70 to Post-Effective Amendment No. 14 to the registrant’s Registration Statement on Form S-11 (No. 333-153135)
10.38	Promissory Note by 23Hundred, LLC in favor of Fifth Third Bank, dated as of October 18, 2012, incorporated by reference to Exhibit 10.71 to Post-Effective Amendment No. 14 to the registrant’s Registration Statement on Form S-11 (No. 333-153135)
10.39	Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing by 23Hundred, LLC in favor of Jeff King, Trustee, for the use and benefit of Fifth Third Bank, dated as of October 18, 2012, incorporated by reference to Exhibit 10.72 to Post-Effective Amendment No. 14 to the registrant’s Registration Statement on Form S-11 (No. 333-153135)
10.40	Operating Agreement of BR Stonehenge 23Hundred JV, LLC, dated as of October 18, 2012, incorporated by reference to Exhibit 10.73 to Post-Effective Amendment No. 14 to the registrant’s Registration Statement on Form S-11 (No. 333-153135)
10.41	Limited Liability Company Agreement of BR Berry Hill Managing Member, LLC, dated as of October 18, 2012, incorporated by reference to Exhibit 10.74 to Post-Effective Amendment No. 14 to the registrant’s Registration Statement on Form S-11 (No. 333-153135)
10.42	Development Agreement by and between 23Hundred, LLC and Stonehenge Real Estate Group, LLC, dated as of October 18, 2012, incorporated by reference to Exhibit 10.75 to Post-Effective Amendment No. 14 to the registrant’s Registration Statement on Form S-11 (No. 333-153135)
10.43	Amended and Restated Note by MDA City Apartments, LLC in favor of MONY Life Insurance Company, dated as of December 17, 2012, incorporated by reference to Exhibit 10.76 to Post-Effective Amendment No. 14 to the registrant’s Registration Statement on Form S-11 (No. 333-153135)
10.44	Amended and Restated Mortgage, Security Agreement and Fixture Filing by MDA City Apartments, LLC in favor of MONY Life Insurance Company, dated as of December 17, 2012, incorporated by reference to Exhibit 10.77 to Post-Effective Amendment No. 14 to the registrant’s Registration Statement on Form S-11 (No. 333-153135)
10.45	Sixth Loan Modification Agreement by and among MDA City Apartments, LLC, Jonathan Holtzman, Bluerock Special Opportunity + Income Fund, LLC and MONY Life Insurance Company, dated as of December 17, 2012, incorporated by reference to Exhibit 10.78 to Post-Effective Amendment No. 14 to the registrant’s Registration Statement on Form S-11 (No. 333-153135)

Exhibit Number	Description
10.46	Guaranty of Note and Mortgage by MDA City Apartments, LLC, Jonathan Holtzman and Bluerock Special Opportunity + Income Fund, LLC to and for the benefit of MONY Life Insurance Company, dated as of December 17, 2012, incorporated by reference to Exhibit 10.79 to Post-Effective Amendment No. 14 to the registrant’s Registration Statement on Form S-11 (No. 333-153135)
10.47	Limited Liability Company Agreement of BR MDA Investors, LLC, dated as of December 17, 2012, incorporated by reference to Exhibit 10.80 to Post-Effective Amendment No. 14 to the registrant’s Registration Statement on Form S-11 (No. 333-153135)
10.48	Limited Liability Company Agreement of BR VG MDA JV Member, LLC, dated as of December 17, 2012, incorporated by reference to Exhibit 10.81 to Post-Effective Amendment No. 14 to the registrant’s Registration Statement on Form S-11 (No. 333-153135)
10.49	Amended and Restated Operating Agreement of MDA City Apartments, LLC, dated as of December 17, 2012, incorporated by reference to Exhibit 10.82 to Post-Effective Amendment No. 14 to the registrant’s Registration Statement on Form S-11 (No. 333-153135)
10.50	Asset Management Agreement by and among MDA City Apartments, LLC and Holtzman Interests #17A, LLC, dated as of December 17, 2012, incorporated by reference to Exhibit 10.83 to Post-Effective Amendment No. 14 to the registrant’s Registration Statement on Form S-11 (No. 333-153135)
10.51	Management Agreement by and among MDA City Apartments, LLC and Village Green Management Company LLC, dated as of December 14, 2012, incorporated by reference to Exhibit 10.84 to Post-Effective Amendment No. 14 to the registrant’s Registration Statement on Form S-11 (No. 333-153135)
10.52	Membership Interest Purchase Agreement by and among BEMT Berry Hill, LLC and Bluerock Special Opportunity + Income Fund III, LLC, dated December 17, 2012, incorporated by reference to Exhibit 10.85 to Post-Effective Amendment No. 14 to the registrant’s Registration Statement on Form S-11 (No. 333-153135)
10.53	First Amendment to Limited Liability Company Agreement of BR Berry Hill Managing Member, LLC, dated December 17, 2012, incorporated by reference to Exhibit 10.86 to Post-Effective Amendment No. 14 to the registrant’s Registration Statement on Form S-11 (No. 333-153135)
10.54	Assignment of Membership Interest (BR Berry Hill Managing Member, LLC), dated as of December 17, 2012, incorporated by reference to Exhibit 10.87 to Post-Effective Amendment No. 14 to the registrant’s Registration Statement on Form S-11 (No. 333-153135)
10.55	Amended and Restated Limited Liability Company Agreement of BR Berry Hill Managing Member, LLC, dated December 26, 2012, incorporated by reference to Exhibit 10.88 to Post-Effective Amendment No. 14 to the registrant’s Registration Statement on Form S-11 (No. 333-153135)
10.56	Line of Credit and Security Agreement Modification Agreement by and among Bluerock Multifamily Growth REIT, Inc., Bluerock Special Opportunity + Income Fund II, LLC and Bluerock Special Opportunity + Income Fund III, LLC, dated as of March 4, 2013, incorporated by reference to Exhibit 10.87 to Pre-Effective Amendment No. 3 to the registrant's Registration Statement on Form S-11 (No. 333-184006)
10.57	Promissory Note Modification Agreement by and among Bluerock Multifamily Growth REIT, Inc., Bluerock Special Opportunity + Income Fund II, LLC and Bluerock Special Opportunity + Income Fund III, LLC, dated as of March 4, 2013, incorporated by reference to Exhibit 10.88 to Pre-Effective Amendment No. 3 to the registrant's Registration Statement on Form S-11 (No. 333-184006)

Exhibit Number	Description
10.58	Letter Agreement between Bluerock Real Estate, L.L.C. and the registrant, dated March 13, 2013, incorporated by reference to Exhibit 10.89 to Pre-Effective Amendment No. 3 to the registrant's Registration Statement on Form S-11 (No. 333-184006)
10.59	Second Amendment to Line of Credit and Security Agreement by and among Bluerock Multifamily Growth REIT, Inc., Bluerock Special Opportunity + Income Fund II, LLC and Bluerock Special Opportunity + Income Fund III, LLC, dated August 13, 2013, incorporated by reference to Exhibit 10.1 to the registrant’s Quarterly Report on Form 10-Q for the period ended September 30, 2013
10.60	Replacement Promissory Note by and among Bluerock Multifamily Growth REIT, Inc., Bluerock Special Opportunity + Income Fund II, LLC and Bluerock Special Opportunity + Income Fund III, LLC, dated August 13, 2013, incorporated by reference to Exhibit 10.2 to the registrant’s Quarterly Report on Form 10-Q for the period ended September 30, 2013
10.61	Membership Interest Purchase Agreement by and among BEMT Berry Hill, LLC and Bluerock Growth Fund, LLC, dated August 9, 2013, incorporated by reference to Exhibit 10.3 to the registrant’s Quarterly Report on Form 10-Q for the period ended September 30, 2013
10.62	First Amendment to Amended and Restated Limited Liability Company Agreement of BR Berry Hill Managing Member, LLC, dated August 13, 2013, incorporated by reference to Exhibit 10.4 to the registrant’s Quarterly Report on Form 10-Q for the period ended September 30, 2013
10.63	Assignment of Membership Interest (BR Berry Hill Managing Member, LLC), dated as of August 9, 2013, incorporated by reference to Exhibit 10.5 to the registrant’s Quarterly Report on Form 10-Q for the period ended September 30, 2013
10.64	Membership Interest Purchase Agreement by and among BEMT Berry Hill, LLC and Bluerock Special Opportunity + Income Fund III, LLC, dated August 29, 2013, incorporated by reference to Exhibit 10.6 to the registrant’s Quarterly Report on Form 10-Q for the period ended September 30, 2013
10.65	Second Amended and Restated Limited Liability Company Agreement of BR Berry Hill Managing Member, LLC, dated August 29, 2013, incorporated by reference to Exhibit 10.7 to the registrant’s Quarterly Report on Form 10-Q for the period ended September 30, 2013
10.66	Assignment of Membership Interest (BR Berry Hill Managing Member, LLC), dated as of August 29, 2013, incorporated by reference to Exhibit 10.8 to the registrant’s Quarterly Report on Form 10-Q for the period ended September 30, 2013
10.67	Third Amendment to Line of Credit and Security Agreement by and among Bluerock Multifamily Growth REIT, Inc., Bluerock Special Opportunity + Income Fund II, LLC and Bluerock Special Opportunity + Income Fund III, LLC, dated August 29, 2013, incorporated by reference to Exhibit 10.9 to the registrant’s Quarterly Report on Form 10-Q for the period ended September 30, 2013
10.68	Replacement Promissory Note by and among Bluerock Multifamily Growth REIT, Inc., Bluerock Special Opportunity + Income Fund II, LLC and Bluerock Special Opportunity + Income Fund III, LLC, dated August 29, 2013, incorporated by reference to Exhibit 10.10 to the registrant’s Quarterly Report on Form 10-Q for the period ended September 30, 2013
10.69	Purchase and Sale Agreement between Bell BR Hillsboro Village JV, LLC and Nicol Investment Company, LLC, dated July 26, 2013, incorporated by reference to Exhibit 10.11 to the registrant’s Quarterly Report on Form 10-Q for the period ended September 30, 2013
10.70	First Amendment to Limited Liability Company Agreement of BR Meadowmont Managing Member, LLC, dated as of June 27, 2012, incorporated by reference to Exhibit 10.55 to Post-Effective Amendment No. 11 to the registrant’s Registration Statement on Form S-11 (No. 333-153135)

Exhibit Number	Description
10.71	First Amendment to Third Amended and Restated Advisory Agreement between Bluerock Multifamily Advisor, LLC, Bluerock Multifamily Holdings, L.P. and the registrant dated October 14, 2013, incorporated by reference to Exhibit 10.83 to the registrant’s Registration Statement on Form S-11 (No. 333-192610)
10.72	Agreement of Purchase and Sale between BR Creekside LLC and Prominent Realty Group of Georgia, Inc. dated December 12, 2013, incorporated by reference to Exhibit 10.84 to Pre-Effective Amendment No. 1 to the registrant’s Registration Statement on Form S-11 (No. 333-192610)
10.73	Contribution Agreement by and between BR-NPT Springing Entity, LLC and Bluerock Residential Holdings, L.P., effective as of March 10, 2014, incorporated by reference to Exhibit 10.91 to Pre-Effective Amendment No. 5 to the registrant’s Registration Statement on Form S-11 (No. 333-192610)
10.74	Contribution Agreement by and among Bluerock Special Opportunity + Income Fund II, LLC, Bluerock Special Opportunity + Income Fund III, LLC and the registrant, effective as of March 10, 2014, incorporated by reference to Exhibit 10.92 to Pre-Effective Amendment No. 4 to the registrant’s Registration Statement on Form S-11 (No. 333-192610)
10.75	Contribution Agreement by and between Bluerock Special Opportunity + Income Fund II, LLC and the registrant, effective as of March 10, 2014, incorporated by reference to Exhibit 10.93 to Pre-Effective Amendment No. 4 to the registrant’s Registration Statement on Form S-11 (No. 333-192610)
10.76	Contribution Agreement by and among Bluerock Special Opportunity + Income Fund, LLC, Bluerock Special Opportunity + Income Fund II, LLC and the registrant, effective as of March 10, 2014, incorporated by reference to Exhibit 10.94 to Pre-Effective Amendment No. 4 to the registrant’s Registration Statement on Form S-11 (No. 333-192610)
10.77	Contribution Agreement by and between Bluerock Special Opportunity + Income Fund, LLC and the registrant, effective as of March 10, 2014, incorporated by reference to Exhibit 10.95 to Pre-Effective Amendment No. 4 to the registrant’s Registration Statement on Form S-11 (No. 333-192610)
10.78	Pledge Agreement by and among the registrant and Bluerock Special Opportunity + Income Fund II, LLC, dated April 2, 2014, incorporated by reference to Exhibit 10.4 to the registrant’s Current Report on Form 8-K filed April 8, 2014
10.79	Pledge Agreement by and among the registrant and BR-NPT Springing Entity, LLC dated April 2, 2014, incorporated by reference to Exhibit 10.5 to the registrant’s Current Report on Form 8-K filed April 8, 2014
10.80	Pledge Agreement by and among the registrant and Bluerock Special Opportunity + Income Fund, LLC dated April 2, 2014, incorporated by reference to Exhibit 10.6 to the registrant’s Current Report on Form 8-K filed April 8, 2014
10.81	Pledge Agreement by and among the registrant and Bluerock Special Opportunity + Income Fund III, LLC dated April 2, 2014, incorporated by reference to Exhibit 10.7 to the registrant’s Current Report on Form 8-K filed April 8, 2014
10.82	Pledge Agreement by and among the registrant and Bluerock Special Opportunity + Income Fund II, LLC dated April 2, 2014, incorporated by reference to Exhibit 10.8 to the registrant’s Current Report on Form 8-K filed April 8, 2014
10.83	Pledge Agreement by and among the registrant and Bluerock Special Opportunity + Income Fund, LLC dated April 2, 2014, incorporated by reference to Exhibit 10.9 to the registrant’s Current Report on Form 8-K filed April 8, 2014

Exhibit Number	Description
10.84	Pledge Agreement by and among the registrant and Bluerock Special Opportunity + Income Fund II, LLC, dated April 2, 2014, incorporated by reference to Exhibit 10.10 to the registrant’s Current Report on Form 8-K filed April 8, 2014
10.85	Second Amendment to Third Amended and Restated Advisory Agreement by and among the registrant, Bluerock Residential Holdings, L.P. and Bluerock Multifamily Advisor, LLC dated March 26, 2014, incorporated by reference to Exhibit 10.21 to the registrant’s Current Report on Form 8-K filed April 8, 2014
10.86	Joinder By and Agreement of New Indemnitor by and among the registrant, Bluerock Residential Holdings, L.P. and U.S. Bank National Association, as trustee for the benefit of the holders of COMM 2014-CCRE14 Mortgage Trust Commercial Mortgage Pass-Through Certificates, dated April 2, 2014, incorporated by reference to Exhibit 10.22 to the registrant’s Current Report on Form 8-K filed April 8, 2014
10.87	Indemnity Agreement by and among the registrant, James G. Babb, III and R. Ramin Kamfar, dated April 2, 2014, incorporated by reference to Exhibit 10.23 to the registrant’s Current Report on Form 8-K filed April 8, 2014
10.88	Assumption and Release Agreement (Guarantor Transfer) by and among the registrant, Bluerock Special Opportunity + Income Fund, LLC, Bluerock Special Opportunity + Income Fund II, LLC, Bell Partners, Inc., Bell HNW Nashville Portfolio, LLC, Bell BR Waterford Crossing JV, LLC and Fannie Mae, dated April 2, 2014, incorporated by reference to Exhibit 10.24 to the registrant’s Current Report on Form 8-K filed April 8, 2014
10.89	Purchase and Sale Agreement and Joint Escrow Instructions by and between BR Creekside LLC and Steadfast Asset Holdings, Inc., dated February 24, 2014, incorporated by reference to Exhibit 10.8 to the registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2014
10.90	Reinstatement and First Amendment to Purchase and Sale Agreement and Joint Escrow Instructions between BR Creekside LLC and Steadfast Asset Holdings, Inc., dated March 12, 2014, incorporated by reference to Exhibit 10.9 to the registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2014
10.91	Assignment of Membership Interest in BR VG Ann Arbor JV Member, LLC by and between Bluerock Special Opportunity + Income Fund II, LLC and BRG Ann Arbor, LLC, dated April 2, 2014, incorporated by reference to Exhibit 10.3 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
10.92	Assignment of Membership Interest in BR VG Ann Arbor JV Member, LLC by and between Bluerock Special Opportunity + Income Fund III, LLC and BRG Ann Arbor, LLC, dated April 2, 2014, incorporated by reference to Exhibit 10.4 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
10.93	Assignment of Membership Interest in BR Oak Crest Villas, LLC by and between Bluerock Special Opportunity + Income Fund II, LLC and BRG Oak Crest, LLC, dated April 2, 2014, incorporated by reference to Exhibit 10.16 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
10.94	Assignment of Membership Interest in BR Waterford JV Member, LLC by and between Bluerock Special Opportunity + Income Fund, LLC and BRG Waterford, LLC, dated April 2, 2014, incorporated by reference to Exhibit 10.41 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
10.95	Assignment of Membership Interest in BR Waterford JV Member, LLC by and between Bluerock Special Opportunity + Income Fund II, LLC and BRG Waterford, LLC, dated April 2, 2014, incorporated by reference to Exhibit 10.42 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014

Exhibit Number	Description
10.96	Membership Interest Purchase and Sale Agreement between and among Bluerock Special Opportunity + Income Fund II, LLC, Bluerock Special Opportunity + Income Fund III, LLC and Bluerock Residential Holdings, L.P., effective as of May 15, 2014, incorporated by reference to Exhibit 10.52 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
10.97	Membership Interest Purchase Agreement between and among Waypoint Enders Investors, LP, Waypoint Enders GP, LLC, and Waypoint Bluerock Enders JV, LLC, effective as of May 28, 2014, incorporated by reference to Exhibit 10.96 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
10.98	Amended and Restated Limited Liability Company/Joint Venture Agreement of BR VG Ann Arbor JV Member, LLC, between and among BRG Ann Arbor, LLC, Dr. Reza Kamfar and Forough Kamfar, as joint tenants with rights of survivorship, Susan Kamfar and Stephanie Kamfar, effective as of April 2, 2014, incorporated by reference to Exhibit 10.1 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
10.99	Second Amended and Restated Operating Agreement of Village Green of Ann Arbor Associates, LLC, between and among BR VG Ann Arbor JV Member, LLC, Holtzman Equities # 11 Limited Partnership and JH Village Green LLC, dated September 12, 2012, incorporated by reference to Exhibit 10.2 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
10.100	Management Agreement between and among Village Green Management Company LLC, and Village Green of Ann Arbor Associates, LLC, dated September 12, 2012, incorporated by reference to Exhibit 10.5 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
10.101	Limited Liability Company Agreement of BR Oak Crest Villas, LLC, by Bluerock Special Opportunity + Income Fund II, LLC, dated December 12, 2011, incorporated by reference to Exhibit 10.12 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
10.102	First Amendment to Limited Liability Company Agreement of BR Oak Crest Villas, LLC between and among BRG Oak Crest, LLC, Dr. Reza Kamfar and Forough Kamfar, as joint tenants with rights of survivorship, Susan Kamfar and Stephanie Kamfar, effective as of April 2, 2014, incorporated by reference to Exhibit 10.13 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
10.103	Limited Liability Company Agreement of Villas Partners, LLC by and between Oak Crest Villas JV, LLC, Ryan L. Hanks and Jordan Ruddy, effective as of November 18, 2011, incorporated by reference to Exhibit 10.15 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
10.104	Amended and Restated Limited Liability Company Agreement of BR-NPT Springing Entity, LLC by BR-North Park Towers, LLC, dated April 30, 2013, incorporated by reference to Exhibit 10.21 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
10.105	First Amendment to Amended and Restated Limited Liability Company Agreement for BR-NPT Springing Entity, LLC by BR-North Park Towers, LLC, dated December 24, 2013, incorporated by reference to Exhibit 10.22 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
10.106	Second Amendment to Amended and Restated Limited Liability Company Agreement of BR-NPT Springing Entity, LLC by BR-North Park Towers, LLC, dated April 2, 2014, incorporated by reference to Exhibit 10.23 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014

Exhibit Number	Description
10.107	Property Management Agreement by and between Bluerock Property Management, LLC and BR-NPT Springing Entity, LLC, dated April 30, 2013, incorporated by reference to Exhibit 10.25 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
10.108	Limited Liability Company/Joint Venture Agreement of BR Waterford JV Member, LLC by and between Bluerock Special Opportunity + Income Fund, LLC and Bluerock Special Opportunity + Income Fund II, LLC, dated February 23, 2012, incorporated by reference to Exhibit 10.36 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
10.109	First Amendment to Limited Liability Company/Joint Venture Agreement of BR Waterford JV Member, LLC by BRG Waterford, LLC, dated April 2, 2014, incorporated by reference to Exhibit 10.37 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
10.110	Limited Liability Company/Joint Venture Agreement of Agreement of Bell BR Waterford Crossing JV, LLC, by and between BR Waterford JV Member, LLC and Bell HNW Nashville Portfolio, LLC, dated March 29, 2012, incorporated by reference to Exhibit 10.38 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
10.111	First Amendment to Limited Liability Company/Joint Venture Agreement for Bell BR Waterford Crossing JV, LLC, by and between BR Waterford JV Member, LLC and Bell HNW Nashville Portfolio, LLC, dated April 2, 2014, incorporated by reference to Exhibit 10.39 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
10.112	Property Management Agreement by and between Bell BR Waterford Crossing JV, LLC and Bell Partners, Inc., dated March 29, 2012, incorporated by reference to Exhibit 10.40 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
10.113	Limited Liability Company Agreement of Oak Crest Villas JV, LLC by and between BR Oak Crest Villas, LLC and Oak Crest Investors, LLC, dated January 31, 2012, incorporated by reference to Exhibit 10.14 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
10.114	Apartment Management Agreement by and between Villas Partners, LLC, and Brookside Properties, Inc., dated March 27, 2012, incorporated by reference to Exhibit 10.17 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
10.115	Operating Agreement of NPT Investors, LLC by and among Bluerock Real Estate, L.L.C., the persons set forth on Schedule A thereto and Bluerock Special Opportunity + Income Fund III, LLC, dated April 30, 2013, incorporated by reference to Exhibit 10.24 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
10.116	Consent Agreement by and among the registrant, Village Green of Ann Arbor Associates, LLC, Bluerock Special Opportunity + Income Fund II, LLC, Bluerock Special Opportunity + Income Fund Ill, LLC, BRG Ann Arbor LLC, Bluerock Residential Holdings, L.P., Jonathan Holtzman, and Deutsche Bank Trust Company Americas, as Trustee for the Registered Holders of Wells Fargo Commercial Mortgage Securities Inc. Multifamily Mortgage Pass-Through Certificates, Series 2013-K26, dated April 2, 2014, incorporated by reference to Exhibit 10.6 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
10.117	Multifamily Loan and Security Agreement by and between Village Green of Ann Arbor Associates, LLC and Keycorp Real Estate Capital Markets, Inc., dated September 12, 2012, incorporated by reference to Exhibit 10.7 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014

Exhibit Number	Description
10.118	Multifamily Note by and between Village Green of Ann Arbor Associates, LLC and Keycorp Real Estate Capital Markets, Inc., dated September 12, 2012, incorporated by reference to Exhibit 10.8 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
10.119	Multifamily Mortgage by and between Village Green of Ann Arbor Associates, LLC and Keycorp Real Estate Capital Markets, Inc., dated September 12, 2012, incorporated by reference to Exhibit 10.9 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
10.120	Guaranty by Jonathan Holtzman, Bluerock Special Opportunity + Income Fund II, LLC and Bluerock Special Opportunity + Income Fund III, LLC in favor of Keycorp Real Estate Capital Markets, Inc., dated September 12, 2012, incorporated by reference to Exhibit 10.10 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
10.121	Assignment of Security Instrument by Keycorp Real Estate Capital Markets, Inc. to Federal Home Loan Mortgage Corporation, dated September 12, 2012, incorporated by reference to Exhibit 10.11 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
10.122	Multifamily Note (CME) by and between Villas Partners, LLC, and CBRE Capital Markets, Inc. dated January 31, 2012, incorporated by reference to Exhibit 10.18 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
10.123	Allonge to Multifamily Note (CME) by and between Villas Partners, LLC, and CBRE Capital Markets, Inc. dated January 31, 2012, made by Federal Home Loan Mortgage Corporation to U.S. Bank National Association as Trustee for the registered holders of Wells Fargo Commercial Mortgage Securities, Inc. Multifamily Mortgage Pass-Through Certificates, Series 2012-K709, incorporated by reference to Exhibit 10.19 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
10.124	Consent and Modification Agreement Regarding Transfer of Interests by and among Villas Partners, LLC, Ryan Hanks, and U.S. Bank National Association as Trustee for the registered holders of Wells Fargo Commercial Mortgage Securities, Inc., Multifamily Mortgage Pass-Through Certificates, Series 2012-K709, dated April 2, 2014, incorporated by reference to Exhibit 10.20 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
10.125	Note and Mortgage Assumption Agreement by and between U.S. Bank National Association, as trustee for the benefit of the holders of COMM 2014-CCRE14 Mortgage Trust Commercial Mortgage Pass-Through Certificates, BR-NPT Springing Entity, LLC and BRG North Park Towers, LLC, dated April 3, 2014, incorporated by reference to Exhibit 10.26 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
10.126	Joinder By and Agreement of Original Indemnitor by R. Ramin Kamfar in favor of U.S. Bank National Association, as trustee for the benefit of the holders of COMM 2014-CCRE14 Mortgage Trust Commercial Mortgage Pass-Through Certificate, dated December 24, 2013, incorporated by reference to Exhibit 10.27 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
10.127	Joinder By and Agreement of Property Manager by Bluerock Property Management, LLC in favor of U.S. Bank National Association, as trustee for the benefit of the holders of COMM 2014-CCRE14 Mortgage Trust Commercial Mortgage Pass-Through Certificate, dated December 24, 2013, incorporated by reference to Exhibit 10.28 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
10.128	Loan Agreement by and between BR-NPT Springing Entity, LLC and Arbor Commercial Mortgage, LLC, dated December 24, 2013, incorporated by reference to Exhibit 10.29 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014

Exhibit Number	Description
10.129	Mortgage by and between BR-NPT Springing Entity, LLC and Arbor Commercial Mortgage, LLC, dated December 24, 2013, incorporated by reference to Exhibit 10.30 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
10.130	Promissory Note by and between BR-NPT Springing Entity, LLC and Arbor Commercial Mortgage, LLC, dated December 24, 2013, incorporated by reference to Exhibit 10.31 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
10.131	Guaranty of Recourse Obligations by and between R. Ramin Kamfar for the benefit of Arbor Commercial Mortgage, LLC, dated December 24, 2013, incorporated by reference to Exhibit 10.32 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
10.132	Environmental Indemnity Agreement by and between BR-NPT Springing Entity, LLC and R. Ramin Kamfar in favor of Arbor Commercial Mortgage, LLC, dated December 24, 2013, incorporated by reference to Exhibit 10.33 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
10.133	Assignment of Leases and Rents by and between BR-NPT Springing Entity, LLC and Arbor Commercial Mortgage, LLC, dated December 24, 2013, incorporated by reference to Exhibit 10.34 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
10.134	Assignment of Management Agreement and Subordination of Management Fees by and between BR-NPT Springing Entity, LLC and Bluerock Property Management, LLC for the benefit of Arbor Commercial Mortgage, LLC, dated December 24, 2013, incorporated by reference to Exhibit 10.35 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
10.135	First Amendment to Multifamily Loan and Security Agreement by and between Bell BR Waterford Crossing JV, LLC, and Fannie Mae, dated April 2, 2014, incorporated by reference to Exhibit 10.43 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
10.136	Multifamily Loan and Security Agreement by and between Bell BR Waterford Crossing JV, LLC and CWCapital LLC, now known as Walker & Dunlop, LLC, dated April 4, 2012, incorporated by reference to Exhibit 10.44 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
10.137	Multifamily Note by and between Bell BR Waterford Crossing JV, LLC and CWCapital LLC, now known as Walker & Dunlop, LLC, dated April 4, 2012, incorporated by reference to Exhibit 10.45 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
10.138	Multifamily Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing by and between Bell BR Waterford Crossing JV, LLC and CWCapital LLC, now known as Walker & Dunlop, LLC, dated April 4, 2012, incorporated by reference to Exhibit 10.46 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
10.139	Assignment of Collateral Agreements and Other Loan Documents by and between Bell BR Waterford Crossing JV, LLC and CWCapital LLC, now known as Walker & Dunlop, LLC, dated April 4, 2012, incorporated by reference to Exhibit 10.47 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
10.140	Assignment of Management Agreement by and among Bell BR Waterford Crossing JV, LLC, CWCapital LLC, now known as Walker & Dunlop, LLC, and Bell Partners Inc., dated April 4, 2012, incorporated by reference to Exhibit 10.48 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014

Exhibit Number	Description
10.141	Assignment of Security Instrument (Multifamily Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing) by CWCapital LLC, now known as Walker & Dunlop, LLC, to Fannie Mae, dated April 4, 2012, incorporated by reference to Exhibit 10.49 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
10.142	Environmental Indemnity Agreement by Bell BR Waterford Crossing JV, LLC in favor of CWCapital LLC, now known as Walker & Dunlop, LLC, dated April 4, 2012, incorporated by reference to Exhibit 10.50 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
10.143	Guaranty of Non-Recourse Obligations by Bell Partners Inc., Bell HNW Nashville Portfolio, LLC, Bluerock Special Opportunity + Income Fund, LLC and Bluerock Special Opportunity + Income Fund II, LLC in favor of CWCapital LLC, now known as Walker & Dunlop, LLC, dated April 4, 2012, incorporated by reference to Exhibit 10.51 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
10.144	Limited Liability Company Agreement of BR Carroll Lansbrook JV, LLC by and between BR Lansbrook JV Member, LLC and Carroll Lansbrook JV Member, LLC, dated February 12, 2014, incorporated by reference to Exhibit 10.53 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
10.145	Amended and Restated Limited Liability Company Agreement of BR Lansbrook JV Member, LLC by and among BRG Lansbrook, LLC, Bluerock Special Opportunity + Income Fund II, LLC, and Bluerock Special Opportunity + Income Fund III, LLC, dated May 15, 2014, incorporated by reference to Exhibit 10.54 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
10.146	First Amendment to Limited Liability Company Agreement of BR Carroll Lansbrook JV, LLC by and between BR Lansbrook JV Member, LLC and Carroll Lansbrook JV Member, LLC, dated March 21, 2014, incorporated by reference to Exhibit 10.55 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
10.147	Property Management Agreement by and between BR Carroll Lansbrook, LLC and Carroll Management Group, LLC, dated March 21, 2014, incorporated by reference to Exhibit 10.56 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
10.148	Subordination of Property Management Agreement by and among BR Carroll Lansbrook, LLC, Carroll Management Group, LLC and General Electric Capital Corporation, dated March 21, 2014, incorporated by reference to Exhibit 10.57 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
10.149	Loan Agreement by and between BR Carroll Lansbrook, LLC and General Electric Capital Corporation, dated March 21, 2014, incorporated by reference to Exhibit 10.58 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
10.150	Promissory Note made by Waterton Lansbrook Venture, L.L.C. to the order of Bank of America, N.A., dated September 28, 2012, incorporated by reference to Exhibit 10.59 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
10.151	Allonge by Bank of America, N.A. to General Electric Capital Corporation, dated March 19, 2014, incorporated by reference to Exhibit 10.60 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
10.152	Hazardous Materials Indemnity Agreement by BR Carroll Lansbrook, LLC for the benefit of General Electric Capital Corporation, dated March 21, 2014, incorporated by reference to Exhibit 10.61 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014

Exhibit Number	Description
10.153	Amended, Restated and Renewal Promissory Note by BR Carroll Lansbrook, LLC in favor of General Electric Capital Corporation, dated March 21, 2014, incorporated by reference to Exhibit 10.62 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
10.154	Mortgage, Assignment of Rents, Security Agreement and Fixture Filing by and between Waterton Lansbrook Venture, L.L.C. and Bank of America, N.A., dated September 28, 2012, incorporated by reference to Exhibit 10.63 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
10.155	Amendment to Mortgage, Assignment of Rents, Security Agreement and Fixture Filing, Notice of Future Advance and Spreader Agreement by Waterton Lansbrook Venture, L.L.C. to and in favor of Bank of America, N.A., dated June 17, 2013, incorporated by reference to Exhibit 10.64 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
10.156	Second Amendment to Mortgage, Assignment of Rents, Security Agreement and Fixture Filing, Notice of Future Advance and Spreader Agreement by Waterton Lansbrook Venture, L.L.C. to and in favor of Bank of America, N.A. dated December 30, 2013, incorporated by reference to Exhibit 10.65 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
10.157	Amended and Restated Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing by BR Carroll Lansbrook, LLC for the benefit of General Electric Capital Corporation, dated March 21, 2014, incorporated by reference to Exhibit 10.66 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
10.158	Assignment of Mortgage by Bank of America, N.A. to General Electric Capital Corporation, dated March 21, 2014, incorporated by reference to Exhibit 10.67 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
10.159	Assumption Agreement by and between General Electric Capital Corporation and BR Carroll Lansbrook, LLC, dated March 21, 2014, incorporated by reference to Exhibit 10.68 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
10.160	Limited Liability Company Agreement of BRG T&C BLVD Houston, LLC, by and between BRG T&C BLVD Houston, LLC and Bluerock Residential Holdings, L.P., dated June 30, 2014, incorporated by reference to Exhibit 10.69 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
10.161**	Limited Liability Company Agreement of BR T&C BLVD JV Member, LLC by and among BRG T&C BLVD Houston, LLC, Bluerock Special Opportunity + Income Fund II, LLC, Bluerock Special Opportunity + Income Fund III, LLC, and Bluerock Growth Fund, LLC, dated July 1, 2014
10.162	Limited Liability Company Agreement of BR T&C BLVD., LLC, by and between HCH 106 Town and County L.P. and BR T&C BLVD JV Member, LLC, dated June 30, 2014, incorporated by reference to Exhibit 10.71 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
10.163	Development Agreement by and between BR T&C BLVD., LLC and Maple Multi-Family Operations, L.L.C., dated June 30, 2014, incorporated by reference to Exhibit 10.72 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
10.164	Owner-Contractor Construction Agreement by and between BR T&C Blvd., LLC and Maple Multi-Family TX Contractor, L.L.C., dated June 30, 2014, incorporated by reference to Exhibit 10.73 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014

Exhibit Number	Description
10.165**	Construction Loan Agreement by and between BR T&C BLVD., LLC, Compass Bank, and the lenders that are or become a signatory thereto, dated July 1, 2014
10.166**	Guaranty Agreement by and between CFP Residential, L.P. CFH Maple Residential Investor, L.P., VF MultiFamily Holdings, Ltd. VF Residential, Ltd., and Maple Residential, L.P. in favor of Compass Bank and the lenders that are or become a signatory to the Loan Agreement, dated July 1, 2014
10.167**	Environmental Indemnity Agreement by and between BR T&C BLVD., LLC, Compass Bank, and the lenders that are or become a signatory to the Loan Agreement, dated July 1, 2014
10.168**	Promissory Note by and between BR T&C BLVD, LLC and Compass Bank, dated July 1, 2014
10.169**	Promissory Note by and between BR T&C BLVD, LLC and Patriot Bank, dated July 1, 2014
10.170**	Assignment and Subordination of Development Agreement by and between BR T&C BLVD., LLC and Maple Multi-Family Operations, L.L.C. for the benefit of Compass Bank and the lenders that are or become a signatory to the Loan Agreement, dated July 1, 2014
10.171**	Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing by and between BR T&C BLVD., LLC to Lee Q. Vardaman, Trustee for the benefit of Compass Bank as administrative agent for the lenders that are or become a signatory to the Loan Agreement, dated July 1, 2014
10.172**	Senior Secured Credit Facility Fee Letter by and between BR T&C BLVD., LLC and Compass Bank as administrative agent for the lenders that are or become a signatory to the Loan Agreement, dated July 1, 2014
10.173	Membership Interest Purchase Agreement by and between Catalyst Development Partners II, LLC and TriBridge Residential, LLC, dated December 31, 2013, incorporated by reference to Exhibit 10.82 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
10.174	Membership Interest Purchase Agreement by and between BR/CDP UCFP Venture, LLC and Catalyst Development Partners II, LLC, dated December 31, 2013, incorporated by reference to Exhibit 10.83 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
10.175	Amended and Restated Limited Liability Company Agreement of BR Orlando UCFP, LLC, by and between BRG UCFP Investor, LLC and Bluerock Special Opportunity + Income Fund, LLC, dated July 30, 2014, incorporated by reference to Exhibit 10.84 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
10.176	Development Agreement by and between UCFP Owner, LLC and CDP Developer I, LLC, dated January 31, 2014, incorporated by reference to Exhibit 10.85 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
10.177	Operating Agreement of BR/CDP UCFP Venture, LLC, by and between CDP UCFP Developer, LLC and BR Orlando UCFP, LLC, dated January 15, 2014, incorporated by reference to Exhibit 10.86 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
10.178	Limited Liability Company Agreement of BRG UCFP Investor, LLC, by Bluerock Residential Holdings, L.P., dated July 30, 2014, incorporated by reference to Exhibit 10.87 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
10.179	Assignment, Consent and Subordination of Development Agreement by and among CDP Developer I, LLC, and UCFP Owner, LLC as Trustee under the BR/CDP Colonial Trust Agreement dated as of December 15, 2013, and KeyBank National Association, dated as of May 14, 2014, incorporated by reference to Exhibit 10.88 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014

Exhibit Number	Description
10.180	Construction Loan Agreement by and between UCFP Owner, LLC as Trustee under the BR/CDP Colonial Trust Agreement dated December 15, 2013, and KeyBank National Association, dated as of May 14, 2014, incorporated by reference to Exhibit 10.89 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
10.181	Promissory Note by and between UCFP Owner, LLC as Trustee under the BR/CDP Colonial Trust Agreement dated December 15, 2013, for the benefit of KeyBank National Association, dated May 14, 2014, incorporated by reference to Exhibit 10.90 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
10.182	Mortgage, Assignment of Rents, Security Agreement and Fixture Filing by and between UCFP Owner, LLC as Trustee under the BR/CDP Colonial Trust Agreement dated December 15, 2013, for the benefit of KeyBank National Association, dated May 14, 2014, incorporated by reference to Exhibit 10.91 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
10.183	Assignment of Leases and Rents by and between UCFP Owner, LLC as Trustee under the BR/CDP Colonial Trust Agreement dated December 15, 2013, in favor of KeyBank National Association, dated May 14, 2014, incorporated by reference to Exhibit 10.92 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
10.184	Assignment of Construction Documents by and between UCFP Owner, LLC as Trustee under the BR/CDP Colonial Trust Agreement dated December 15, 2013, in favor of KeyBank National Association, dated May 14, 2014, incorporated by reference to Exhibit 10.93 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
10.185	Environmental and Hazardous Substances Indemnity Agreement by and between UCFP Owner, LLC as Trustee under the BR/CDP Colonial Trust Agreement dated December 15, 2013 and such other unaffiliated third parties as provided therein, for the benefit of KeyBank National Association, dated May 14, 2014, incorporated by reference to Exhibit 10.94 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
10.186	Subordination Agreement by and between UCFP Owner, LLC as Trustee under the BR/CDP Colonial Trust Agreement dated December 15, 2013, such other unaffiliated third parties as provided therein, and KeyBank National Association, dated May 14, 2014, incorporated by reference to Exhibit 10.95 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014
21.1	List of Subsidiaries
23.1**	Consent of Venable LLP (included in Exhibit 5.1)
23.2**	Consent of Hunton & Williams LLP (included in Exhibit 8.1)
23.4**	Consent of KPMG LLP
23.5**	Consent of BDO USA, LLP
23.6**	Consent of Plante & Moran, PLLC
24.1**	Power of Attorney (included on the signature page to the Registration Statement filed with the Securities and Exchange Commission on September 16, 2014)

**	previously filed